EXHIBIT 99.1

Aggregate, Negotiate + Share! Stock Ticker: GPOX

For Immediate Release:

Ray J Officially Joins GPOPlus+ as its Chief Digital Strategist and Brand Ambassador for HERBERALL®

HERBERALL® is a natural herbal nootropic that enhances focus, energy and mood.

Las Vegas, NV  (February 14, 2023) GPO Plus, Inc. (OTCQB: GPOX), a leading manufacturing and distribution company that develops consumer branded products for specialty retailers and online eCommerce sales, announced they entered into an Agreement with Ray J as Chief Digital Strategist for GPOX and Brand Ambassador for HERBERALL®. Ray J is joining the GPOX team to develop an inﬂuencer-driven campaign to brand, market, promote and publicize the business of GPOX and HERBERALL®.

Ray J is a successful singer, actor, TV host, reality TV star, and entrepreneur. Ray’s entrepreneurial genius paired with his influence as a celebrity helped take brands like Raycon to approx. $300 Million in revenue with features from top names like Snoop, Drake, Cardi B, Justin Beiber, and Diddy just to name a few.

As Chief Digital Strategist, Ray J will lead GPOX’s digital marketing efforts by overseeing social media content, earned media spots, commercials, podcasts, vlogs, radio and more. He will bring awareness to HERBERALL® while attracting additional influencers and celebrities to help promote the brand and drive sales.

Ray J stated “I work in a lot of different industries and there is one common thing I see in all off them; there are too many prescription drugs are being used as a crutch to be productive. When I found out about HERBERALL® I knew immediately that it was a game changer! A lot of people, like myself, have demanding schedules and everyone knows that using prescription drugs isnt sustainable which is why I moved away from chemicals and went all herbal with herberall.”

HERBERALL® co-founder, Byron Booker, stated “In 2017 Ray J and I were up for days in the studio working on his album and we experienced first-hand how many people in the music industry depend on ADD/ADHD drugs to stay focused and alert when pushing through to complete a project. After discovering the side effects, it became our mission to create a natural alternative and HERBERALL® was born. Five years later we have thousands of happy customers and strong product reviews. Now with Ray J on board to champion the support for clean mental health products and healthy lifestyle choices we are accelerating our plan to take HERBERALL® to the next level.”

GPOX CEO Brett H. Pojunis commented, regarding the Agreement, “we are thrilled to welcome Ray J to the GPOX family and look forward to his contributions developing the Company’s future digital marketing strategy as Chief Digital Strategist! Ray J is most well known as a celebrity, TV star, and singer, but he is also a seasoned entrepreneur who has built successful businesses. One such success was Raycon which disrupted the personal audio industry and generated approx. $300 Million in revenue since inception. He has the ability to connect with a broad and diverse audience and GPOX is always looking for new opportunities to expand its product offerings and reach new customers.”

View the introduction video with Ray J and Brett H. Pojunis: https://youtu.be/s9K1pKRTNq8
Connect with us on social media to view live video updates, content, and general information about GPOX and its GPOs: https://gpoplus.com/social.

Sign up for your FREE account on the GPOX Investor Relations Portal:

Once you Activate your GPOX Investor Account you will have immediate access to real time information available on GPOX. Sign up for alerts (email and SMS) to be the first to know about news, SEC Filings, Investor Events, updated Investor Presentations, and more: www.GPOPlus.com/ir.

GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 | Las Vegas, NV 89120 www.GPOPlus.com | 702.840.1020 | info@gpoplus.com

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About Ray J

It’s been an unparalleled rise to the top for singer, actor, TV host, entrepreneur, and reality TV star Ray J who has parlayed his daring and often controversial profile into one of the most meteoric culture icon success stories in television and entertainment. Ray J began his career as a child star starring in commercials and hit TV sitcoms such as Black Sash, One on One, Sinbad Show, and Moesha. After a recording career with Elektra and Atlantic Records, he developed his independent label Knockout Entertainment in 2005, independently releasing his albums, Raydiation and All I Feel which garnered him platinum success and hit singles, “One Wish” and “Sexy Can I.” He launched into Reality TV on VH1, co-creating and producing the hit TV show For The Love Of Ray J, which rose to #1, breaking records for original VH1 programming. In 2010 the success of For The Love Of Ray J spawned another hit VH1 series starring the entire Norwood family, Brandy And Ray J: A Family Business, where Ray J was Co-creator, Executive Producer, and co-star. He developed a great working relationship with heads of networks and co-developed and starred in more TV reality shows. He starred in 6 seasons of VH1 hit show Love and Hip-Hop Hollywood and 2 seasons of Love and Hip-Hop Miami. His greatest venture to date was the start of his digital and tech company, Raytroniks, the home to the Scoot-E-Bike™. He later sold the Scoot-E-Bike trademark and, in 2017, co-founded a direct-to-consumer wireless audio brand, Raycon Global. Raycon has passed the 1 million customer mark and serves customers in the United States, Canada, and Europe. Ray J continues to create music and will soon release his independent projects Raydiation X and Emerald City. He currently stars in the BET hit series College Hills. He continues to enhance his brand and prove his detractors wrong about his talent, his business acumen, and his resilience.

Ray J’s love for humanity shows his ongoing support for breast cancer, education, and sports. He currently sponsors the “Raycon Elite” Basketball team, ages 9 to 10 years old in its fourth year, and his family charity Norwood Kids Foundation.

About GPOPlus+ (GPOX)

Headquartered in Las Vegas, Nevada, GPOPlus+ (OTCQB: GPOX) is a leading manufacturing and distribution company that specializes in the development of consumer branded products for specialty retailers as well as online eCommerce sales.

For more information, please visit www.GPOPlus.com. To activate your free GPOX Investor Account at www.GPOPlus.com/ir.

About HERBERALL®

Made from Herbs and Plants, HERBERALL® improves your energy and mental focus without jitters or crashes. Its natural formula allows you to take it every day and increase your cognitive performances without suffering from the withdrawal or side-effects.

Our mission is to deliver a brain supplement, aka nootropic, that is powerful yet safe. Our facility is FDA approved and our capsules are vegan, gluten and GMO free and made in the USA from organic ingredients only.

For more information, please visit www.HERBERALL.com.

Information about Forward-Looking Statements

This press release contains “forward-looking statements” that include statements regarding expected financial performance and growth information relating to future events. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the control of the Company and its officers and managers, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. Important factors that could cause these differences include, but are not limited to; inability to gain or maintain licenses, reliance on unaudited statements, the Company’s need for additional funding, governmental regulation of the cannabis industry, the impact of competitive products and pricing, the demand for the Company’s products, and other risks that are detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission. All statements other than statements of historical fact are statements that could be forward-looking statements. You can typically identify these forward-looking statements through use of words such as “may,” “will,” “can” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” and other similar words and expressions of the future. The Company expresses its expectations, beliefs and projections in good faith and believes that its expectations reflected in these forward-looking statements are based on reasonable assumptions. However, there is no assurance that these expectations, beliefs and projections will prove to have been correct. Such statements reflect the current views of the Company with respect to its operations and future events, and are subject to certain risks, uncertainties and assumptions relating to its proposed operations, including the risk factors set forth herein. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, the Company’s actual results may vary significantly from those intended, anticipated, believed, estimated, expected or planned. In light of these risks, uncertainties and assumptions, any favorable forward-looking events discussed herein might not be realized and occur. The Company has no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed description of the risk factors and uncertainties affecting GPO Plus, Inc. GPOX, please refer to the Company’s recent Securities and Exchange Commission filings, which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 | Las Vegas, NV 89120 www.GPOPlus.com | 702.840.1020 | info@gpoplus.com

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Aggregate, Negotiate + Share! Stock Ticker: GPOX

Company Contacts:

GPOX Shareholder Success Team Contacts:

Brett H. Pojunis, CEO

Email: ir@gpoplus.com

Shareholder’s Line: 855.935.GPOX (4769)

HERBERALL® Contact:

Nadege Bellissan

Email: nadege@nutriumph.com

Ray J’s Contact:

Vaughn Alvarez

Phone: 571.275.2608

Email: vaughnalvarez@icloud.com

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Press Release Keywords:

●	GPO Plus, GPOX, Distro Plus, OTCQB, Las Vegas, Nevada, Ray J, Herberall.

GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 | Las Vegas, NV 89120 www.GPOPlus.com | 702.840.1020 | info@gpoplus.com

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